UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 19, 2009

USA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-33365	23-2679963
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Deerfield Lane, Suite 140
Malvern, Pennsylvania 19355
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 610-989-0340

n/a
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) Stephen W. McHugh resigned as a director of the Company effective October 19, 2009. Mr. McHugh had been a member of the Audit Committee of the Board of Directors.

(c) On October 19, 2009, the Board of Directors of the Company appointed Steven D. Barnhart and Jack E. Price to serve as directors of the Company. Mr. Barnhart was appointed to serve on the Audit Committee and Mr. Price was appointed to serve on the Compensation Committee. Mr. Barnhart was appointed to fill the vacancy resulting from Mr. McHugh’s resignation, and Mr. Price was appointed to fill the vacancy resulting from the Board of Directors increasing the number of directors from seven to eight members.

From 2007 until January 2009, Mr. Barnhart was the President and CEO of Orbitz Worldwide, Inc., a publicly traded, online travel business. Prior thereto and since 2003, Mr. Barnhart held various positions with Orbitz, including Chief Financial Officer. From 1990 to 2003, Mr. Barnhart held various positions with PepsiCo, Inc.

From 2007 through March 2009, Mr. Price was President and CEO of NovaRay Medical, Inc., a medical imaging systems business. From 2003 to 2006, Mr. Price was the President and CEO of VSM MedTech Ltd. From 1996 through 2003, Mr. Price was the President and Division Chief Executive Officer of Philips Medical Systems, North America.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a) Effective October 19, 2009, the Board of Directors of the Company approved various amendments to the Company’s Bylaws which became effective immediately. These amendments include the following:

- increasing the number of individuals serving on the Board of Directors from seven to eight.

- providing that any shareholder nominations for directors or any shareholder business proposal must satisfy certain advance notice provisions in order to be considered at the annual meeting.Prior to the foregoing amendment, a shareholder could propose director nominees and certain business proposals at the annual meeting without providing any advance notice to the Company.

- providing that special shareholder meetings may only be called by the Chairman of the Board, Chief Executive Officer or Board of Directors, and that only such business shall be conducted at the special meeting as shall be contained in the Company’s notice of such special meeting. Prior to the amendment, shareholders could call special meetings.

- if the purpose of a special meeting is to elect directors, providing that any shareholder nominations for directors must satisfy certain advance notice provisions in order to be considered at such special meeting. Prior to the amendment, a shareholder could propose director nominees at such special meeting without providing any advance notice to the Company.

- classifying the Board of Directors into three classes.The initial term of each class of directors is as follows: Class I – until the first annual shareholders meeting following election; Class II - until the second annual shareholders meeting following election; and Class III - until the third annual shareholders meeting following election. Following the initial term of each class of directors, each class of directors shall be elected until the third annual shareholders meeting following such election. Prior to the amendment, each director served for a one year term and was elected at each annual meeting.

The foregoing summary is qualified in its entirety by reference to the full amendments to the Bylaws which are attached as Exhibit 3(ii) to this Form 8-K and are incorporated herein by reference.

8.01. Other Events

On October 19, 2009, the Company scheduled its 2010 annual shareholders meeting for 10:00 a.m. on Tuesday, December 15, 2009, at the Chester Valley Golf Club, 430 Swedesford Road, Malvern, Pennsylvania 19355. The record date for shareholders entitled to notice of and to vote at the annual meeting is the close of business on September 30, 2009. The business to be conducted at the meeting includes the election of eight individuals to serve as directors of the Company. As provided in the Bylaw amendment described above, the eight nominees will be divided into three separate classes.

Item 9.01. Financial Statements and Exhibits

Exhibit 3(ii) Amendments to Bylaws effective October 19, 2009

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA TECHNOLOGIES, INC.
Dated: October 20, 2009
	By:	/s/ George R. Jensen, Jr.
George R. Jensen, Jr.,
Chief Executive Officer

Index to Exhibits

Exhibit No.	Description of Exhibit

3(ii)	Amendments to Bylaws effective October 19, 2009